UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2007
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48033
(Address of principal executive offices)		(Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1— Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
On October 11, 2007, International Automotive Components Group North America, LLC (“IACNA”), a joint venture between a subsidiary of Lear Corporation (collectively with Lear Corporation, “Lear”), and certain affiliates of WL Ross & Co. LLC (“WL Ross”) and Franklin Mutual Advisers (“Franklin”), completed the acquisition (the “C&A Acquisition”) of the soft trim division of Collins & Aikman Corporation (“C&A”). The soft trim division includes sixteen facilities in North America with annual net sales of approximately $550 million related to the manufacture of carpeting, molded flooring products, dash insulators and other related interior components. The purchase price for the C&A Acquisition was approximately $126 million, subject to increase based on the future performance of the soft trim business, plus the assumption by IACNA of certain ordinary course liabilities.
In connection with the C&A Acquisition, IACNA offered the senior secured creditors of C&A (the “C&A Creditors”) the right to purchase shares of Class B common stock of IACNA, up to an aggregate of 25% of the outstanding equity of IACNA. On October 11, 2007, the participating C&A creditors purchased all of the offered Class B shares for an aggregate purchase price of $82.3 million. In addition, in order to finance the C&A Acquisition, IACNA issued to Lear, WL Ross and Franklin $126.2 million of additional shares of Class A common stock of IACNA in a preemptive rights offering. Lear purchased its entire 25% allocation of Class A shares in the preemptive rights offering for $31.6 million. After giving effect to the sale of the Class A and Class B shares, Lear owns 18.75% of the total outstanding shares of common stock of IACNA, plus a warrant to purchase an additional 2.6% of the outstanding IACNA shares. Lear also maintains the same governance and other rights in IACNA that it possessed prior to the C&A Acquisition.
In addition, IACNA, Lear, WL Ross and Franklin have settled certain contingent funding obligations of Lear to IACNA. Lear previously had agreed to fund up to an additional $40 million to IACNA in the event that Lear’s divested interiors business did not meet certain financial targets in 2007 (the “2007 Financial Targets”). In full satisfaction of any contingent funding obligations related to the 2007 Financial Targets, Lear made a cash payment to IACNA of $12.5 million prior to the closing of the C&A Acquisition.
To effect the issuance of shares in the C&A Acquisition and the settlement of Lear’s contingent funding obligations, on October 11, 2007, IACNA, Lear, WL Ross, Franklin and the participating C&A Creditors entered into an Amended and Restated Limited Liability Company Agreement of IACNA (the “Amended LLC Agreement”). The Amended LLC Agreement, among other things, (1) provides the participating C&A Creditors certain governance and transfer rights with respect to their Class B shares and (2) eliminates any further funding obligations of Lear to IACNA. The foregoing description of the Amended LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended LLC Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Lear’s investment in International Automotive Components Group, LLC (“IAC Europe”), a European joint venture between Lear, WL Ross and Franklin, was not affected by the above transactions. Lear owns approximately one-third of the capital stock of IAC Europe. As a result of the settlement of Lear’s contingent IACNA funding obligations and other adjustments related to Lear’s investments in IACNA and IAC Europe, Lear recorded a reduction of $17.1 million in the third quarter to the previously recorded losses on the divestiture of its interiors business.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c) Exhibits:

Exhibit
Number	Exhibit Description

10.1	Amended and Restated Limited Liability Company Agreement of International Automotive Components Group North America, LLC, dated as of October 11, 2007

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION, a Delaware corporation
Date: October 12, 2007	By:	/s/ Daniel A. Ninivaggi
		Name:	Daniel A. Ninivaggi
		Title:	Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1	Amended and Restated Limited Liability Company Agreement of International Automotive Components Group North America, LLC, dated as of October 11, 2007